EXHIBIT 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

	Contact:	Bruce A. Scott
	Telephone:	(504) 883-5534

GS FINANCIAL CORP. ANNOUNCES RESIGNATION OF
CHIEF FINANCIAL OFFICER

Metairie, Louisiana – August 28, 2008 –J. Andrew Bower, Senior Vice President and Chief Financial Officer of GS Financial Corp. (the “Company”) (Nasdaq: GSLA) and its subsidiary Guaranty Savings Bank (the “Bank”), on August 22, 2008, resigned from his positions at the Company and the Bank effective September 4, 2008.

The Company has commenced a search for a qualified replacement for the position.  In the interim, Stephen F. Theriot, Vice President and Chief Operations Officer of the Bank will assume  the position of principal financial officer for the Bank and the Company.  Mr. Theriot graduated from Louisiana State University in 1996 with a bachelor of science degree in accounting and subsequently received his license as a certified public accountant from the State of Louisiana in October, 2002. Prior to joining the Bank in February, 2007, Mr. Theriot was employed by Mutual Savings and Loan Association, in Metairie, LA, for eight (8) years as Controller.

GS Financial Corp. provides community banking services through its wholly-owned subsidiary, Guaranty Savings Bank, a Louisiana chartered savings association, in the metropolitan New Orleans area.

This news release contains certain forward-looking statements.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements, by their nature, are subject to risks and uncertainties.  A number of factors – many of which are beyond the Company’s control – could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements.  The Company’s reports filed from time-to-time with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2007, and its other periodic and current reports filed thereafter describe some of these factors.

Forward-looking statements speak only as of the date they are made.  The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.